Exhibit 10.229

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DIRECTORS’ DEFERRED COMPENSATION ELECTION FORM

This deferral election (“Deferral Election”) relates to the deferral of the portion of the Annual Equity Grant indicated below with respect to compensation earned for services rendered during the period from _______ through ________..

I.	Election as to Amount of Annual Equity Grant to be Deferred
I hereby irrevocably elect to defer receipt of ______% of my Annual Equity Grant.

II.	Election as to Time and Manner in which Deferred Amounts shall be Distributed
A.	Payment Date
All amounts deferred hereunder shall be distributed to me, and such distribution shall commence on (check one only):

❑	(i) ______________ (MM/DD/YYYY)
❑	(ii) upon my ceasing to be a director on the Board of the Company
❑	(iii) upon the earlier of (i) or (ii) above.
Option to receive all amounts deferred hereunder, or for distribution of such amounts to commence on a Change in Control of the Company, as defined in the Company’s Second Amended and Restated Long-Term Incentive Plan and Director Equity Plan.  In the event of a Change in Control:

❑	I wish to receive all amounts deferred hereunder, or for distribution of such amounts to commence on such Change in Control.
❑	I wish to receive all amounts deferred hereunder pursuant to my elections above, and do not wish to accelerate such payment in the event of a Change in Control.
B.	Manner of Distribution
I elect to receive distributions pursuant to this Deferral Election as follows (check one only):

❑	in a lump sum
❑	in _____ equal annual installments (up to 10).
III.	Representations
1.
I did not look to, or rely in any manner upon, the Company or any of its affiliates, officers, employees or representatives for advice about tax, financial or legal consequences of making this Deferral Election, and none of the Company or any of its affiliates, officers, employees or representatives has made or is making any representations to me about, or guaranties of, tax, financial, operations or legal outcomes of making this Deferral Election.

2.
The Company has recommended that I consult, and I have to the extent I have deemed it necessary or advisable consulted, with my tax, financial and/or legal advisors with respect to the tax and other consequences of participating in the Plan.

3.
I understand that any compensation which I defer pursuant to this election may be subject to certain employment taxes on a current basis, such as taxes under the Federal Insurance Contributions (Social Security) Act and any amount deferred shall be less any required contributions with respect thereto.

SIGNED this	day of	,

By:
Name:

ACKNOWLEDGED this	day of	,	,	by

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:
Name:
Title: